Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces SBA Loan Department

          COSTA MESA, Calif., Nov. 29 /PRNewswire-FirstCall/ -- Pacific Premier Bank (the “Bank”), a subsidiary of Pacific Premier Bancorp, Inc. (the “Company”)(Nasdaq: PPBI), announced today the appointment of Mr. Lou Malesci as Senior Vice President and Manager of the Bank’s newly established SBA Loan Department.  The Bank is also announcing the establishment of a Loan Production Office to be located at 201 South Lake Avenue, Suite 602, Pasadena, California 91101.

          Steven R. Gardner, President and CEO of the Company and Bank, stated, “We are very excited to have Lou join the Bank’s management team.  Lou brings over 25 years of extensive commercial banking experience with several large financial institutions.”  Mr. Gardner continued, “This addition is another part of our strategic plan to transform the Bank towards a commercial banking platform through the diversification of our balance sheet and the growth of core deposits.  Our focus of building strong relationships with small business owners over the past year has led to numerous opportunities to provide SBA financing to theses businesses.  Lou shares our vision of relationship banking and ensuring the businesses we finance are also those that establish long term depository relationships with us as well.”

          Prior to joining the Bank Mr. Malesci served as Senior Vice President, SBA Manager at Far East National Bank in Los Angeles, California.  He held various management positions in the small business lending and commercial banking departments at City National Bank, Comerica and First Interstate Bank. Additionally, Mr. Malesci holds a B.A. from Loyola University, Los Angeles, California and an M.A. from John Hopkins University.  Mr. Malesci is also an active member of the national association of government guaranteed lenders, where he earned his SBA lender certificate.

          The Company owns all of the capital stock of the Bank, a federal savings bank.  We currently provide business and consumer banking products to our customers through our three branches in Southern California located in the cities of San Bernardino, Seal Beach and Huntington Beach.  The Bank is scheduled to open its fourth, fifth and sixth branches in Costa Mesa, Cypress and Newport Beach, California respectively, during the first and second quarter of 2006.  At September 30, 2005, we had total consolidated assets of $662.8 million, net loans of $572.6 million, total deposits of $324.6 million, and total consolidated stockholders’ equity of $49.3 million.

          FORWARD-LOOKING COMMENTS

          The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  Actual results may differ from those projected in the forward-looking statements.  These forward-looking statements involve risks and uncertainties.  These include, but are not limited to, the following risks: (1) changes in the performance of the financial markets, (2) changes in the demand for and market acceptance of the Company’s products and services, (3) changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive projects and pricing, (4) the effect of the Company’s policies, (5) the continued availability of adequate funding sources, and (6) various legal, regulatory and litigation risks.

Contact:
Pacific Premier Bancorp, Inc.
Steven R. Gardner, President/CEO
John Shindler, Executive Vice President/CFO

           714.431.4000

SOURCE  Pacific Premier Bancorp, Inc.
           -0-                                              11/29/2005
           /CONTACT:  Steven R. Gardner, President/CEO, or John Shindler, Executive Vice President/CFO, both of Pacific Premier Bancorp, Inc., +1-714-431-4000/
           (PPBI)